UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2016

PennyMac Mortgage Investment Trust

(Exact name of registrant as specified in its charter

Maryland	001-34416	27-0186273
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6101 Condor Drive, Moorpark, California	93021
(Address of principal executive offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amended, Restated and Consolidated Master Repurchase Agreement

On March 31, 2016, PennyMac Mortgage Investment Trust (the “Company”), through three of its wholly-owned subsidiaries, PennyMac Operating Partnership, L.P. (“POP”), PennyMac Corp. (“PMC”) and PennyMac Holdings, LLC (“PMH”), amended, restated and consolidated three of its credit agreements with Credit Suisse First Boston Mortgage Capital LLC (“CSFB”), namely (i)  its amended and restated master repurchase agreement, dated as of August 25, 2011, by and among CSFB, PMC, PMH and the Company (the “NPL Repurchase Agreement”), (ii) its amended and restated master repurchase agreement, dated as of June 1, 2013, by and among CSFB, PMC, the Company and POP (the “PMC Repurchase Agreement”), and (iii) its master repurchase agreement, dated as of March 29, 2012, by and among CSFB, PMH, the Company and POP (the “PMH Repurchase Agreement” and, together with the NPL Repurchase Agreement and the PMC Repurchase Agreement, the “Repurchase Agreements”). As amended, restated and consolidated, the Repurchase Agreements are hereinafter referred to as the “Consolidated Repurchase Agreement.”

The Consolidated Repurchase Agreement is committed to March 30, 2017 and, together with the Re-warehouse Facility (as defined below), provides for a maximum combined purchase price of $850 million, of which the maximum combined committed purchase price is $650 million, all of which is committed and available for purchases under the Consolidated Repurchase Agreement to the extent not reduced by purchased amounts outstanding under the Re-warehouse Facility. The obligations of POP, PMC and PMH are fully guaranteed by the Company, and the obligations of PMC and PMH are fully guaranteed by POP.

Pursuant to the terms of the Consolidated Repurchase Agreement, the Company, through POP, PMC and/or PMH, as applicable, may sell, and later repurchase, (i) newly originated mortgage loans that PMC purchases from correspondent lenders and holds pending sale and/or securitization, (ii) newly originated mortgage loans that have been purchased by PMC from correspondent lenders and pledged by PMC to PMH or POP pending sale and/or securitization by PMC, and (iii) distressed mortgage loans and equity interests in a special purpose entity owning real estate acquired upon settlement of mortgage loans (the “REO Properties”). The mortgage loans are serviced and the REO Properties are managed by PennyMac Loan Services, LLC (“PLS”), a controlled subsidiary of PennyMac Financial Services, Inc. (NYSE: PFSI).

The principal amount paid by CSFB is based on a percentage of the market value of each mortgage loan or the REO Properties underlying the special purpose entity interest (each, a “Facility Asset”), as applicable. Upon the Company’s repurchase, or the sale, securitization or liquidation of a Facility Asset, the Company is required to repay CSFB the principal amount related to such Facility Asset plus accrued interest (at a rate reflective of the current market and based on CSFB’s cost of funds plus a margin) to the date of such repurchase, sale, securitization or liquidation.  The Company is also required to pay CSFB a commitment fee for the Consolidated Repurchase Agreement, as well as certain other administrative costs and expenses in connection with CSFB’s structuring, management and ongoing administration of the Consolidated Repurchase Agreement.

The Consolidated Repurchase Agreement requires PMC, PMH and POP to maintain various financial and other covenants, which include maintaining (i) a minimum tangible net worth of $150 million for PMC, of $250 million for PMH and $700 million for POP; (ii) as of the end of each calendar month and on a consolidated basis, a minimum of $25 million in the aggregate in unrestricted cash and cash equivalents between PMC and PMH, a minimum of $10 million in the aggregate in unrestricted cash and cash equivalents for PMC, a minimum of $10 million in the aggregate in unrestricted cash and cash equivalents for PMH, and a minimum of $40 million in the aggregate in unrestricted cash and cash equivalents for POP; and (iii) a ratio of total liabilities to tangible net worth for PMC, PMH and POP of not more than 10:1, 10:1, and 5:1, respectively.

The Consolidated Repurchase Agreement also requires the Company to maintain various financial and other covenants, which include maintaining (i) a minimum tangible net worth of $860 million; (ii) a minimum of $40 million in unrestricted cash and cash equivalents in the aggregate at the Company, as of the end of each calendar month and on a consolidated basis; (iii) a ratio of total liabilities to tangible net worth of not more than 5:1; and (iv) profitability for at least one (1) of the previous two (2) consecutive fiscal quarters, as of the end of each fiscal quarter.

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The Consolidated Repurchase Agreement contains margin call provisions that provide CSFB with certain rights where there has been a decline in the market value of the Facility Assets.  Under these circumstances, CSFB may require PMC, PMH or POP to transfer cash or additional Facility Assets with an aggregate market value in an amount sufficient to eliminate any margin deficit resulting from such a decline.

In addition, the Consolidated Repurchase Agreement contains events of default (subject to certain materiality thresholds and grace periods), including payment defaults, breaches of covenants and/or certain representations and warranties, cross-defaults, servicer termination events, guarantor defaults, bankruptcy or insolvency proceedings and other events of default customary for this type of transaction.  The remedies for such events of default are also customary for this type of transaction and include the acceleration of the principal amount outstanding under the Consolidated Repurchase Agreement and the liquidation by CSFB of the Facility Assets then subject to the Consolidated Repurchase Agreement.

The foregoing description of the Consolidated Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consolidated Repurchase Agreement and the related amended and restated guaranty, which have been filed with this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively.

Amended and Restated Master Repurchase Agreement (Re-warehouse Facility)

On March 31, 2016, the Company, through POP, entered into an amendment and restatement of its master repurchase agreement, dated September 28, 2012, by and among CSFB, POP and the Company, pursuant to which POP may sell to CSFB, and later repurchase, newly originated mortgage loans for which POP provides financing to third party mortgage loan originators (the “Re-warehouse Facility”).  The Re-warehouse Facility will be used to help finance the Company’s warehouse lending business, which it expects to run through POP.

The Re-warehouse Facility is committed to March 30, 2017 and, together with the Consolidated Repurchase Agreement, provides for a maximum combined purchase price of $850 million, $300 million of which is committed and available for purchases under the Re-warehouse Facility to the extent not reduced by purchased amounts outstanding under the Consolidated Repurchase Agreement. The obligations of POP are fully guaranteed by the Company, and the mortgage loans are serviced by PLS.

The principal amount paid by CSFB for each eligible mortgage loan is based upon a percentage of the lesser of the market value or the unpaid principal balance of such mortgage loan.  Upon POP’s repurchase of a mortgage loan, it is required to repay CSFB the principal amount related to such mortgage loan plus accrued interest (at a rate reflective of the current market and based on CSFB’s cost of funds plus a margin) to the date of such repurchase.  POP is also required to pay CSFB certain administrative costs and expenses in connection with CSFB’s structuring, management and ongoing administration of the Re-warehouse Facility.

The Re-warehouse Facility contains margin call provisions that provide CSFB with certain rights in the event of a decline in the market value of the purchased mortgage loans.  Under these provisions, CSFB may require POP to transfer cash or additional eligible mortgage loans with an aggregate market value in an amount sufficient to eliminate any margin deficit resulting from such a decline.

The Re-warehouse Facility requires POP and the Company to maintain various financial and other covenants, and it provides for events of default and remedies, in each case consistent with those provided in the Consolidated Repurchase Agreement and as described in greater detail above under the heading Amended, Restated and Consolidated Master Repurchase Agreement.

The foregoing description of the Re-warehouse Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Re-warehouse Facility, which has been filed with this Current Report on Form 8-K as Exhibit 10.3 and the full text of the related guaranty, which was filed as Exhibit 1.2 to the Company’s Current Report on Form 8-K filed on October 3, 2012.

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Master Repurchase Agreement, dated as of March 31, 2016, by and among Credit Suisse First Boston Mortgage Capital LLC, PennyMac Holdings, LLC, PennyMac Corp, PennyMac Operating Partnership, L.P., PMC REO Financing Trust and PennyMac Mortgage Investment Trust
10.2	Amendment and Restated Guaranty, dated as of March 31, 2016, by PennyMac Mortgage Investment Trust, PennyMac Operating Partnership, L.P. and Credit Suisse First Boston Mortgage Capital, LLC
10.3	Amended and Restated Master Repurchase Agreement, dated as of March 31, 2016, by and among Credit Suisse First Boston Mortgage Capital LLC, PennyMac Operating Partnership, L.P. and PennyMac Mortgage Investment Trust

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: April 6, 2016	/s/ Anne D. McCallion
Anne D. McCallion
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Master Repurchase Agreement, dated as of March 31, 2016, by and among Credit Suisse First Boston Mortgage Capital LLC, PennyMac Holdings, LLC, PennyMac Corp, PennyMac Operating Partnership, L.P., PMC REO Financing Trust and PennyMac Mortgage Investment Trust
10.2	Amendment and Restated Guaranty, dated as of March 31, 2016, by PennyMac Mortgage Investment Trust, PennyMac Operating Partnership, L.P. and Credit Suisse First Boston Mortgage Capital, LLC
10.3	Amended and Restated Master Repurchase Agreement, dated as of March 31, 2016, by and among Credit Suisse First Boston Mortgage Capital LLC, PennyMac Operating Partnership, L.P. and PennyMac Mortgage Investment Trust

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